                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]   Confidential, For Use of the
[X]  Definitive Proxy Statement                    Commission Only (as permitted
[ ]  Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12

                             WASTE CONNECTIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:
                 Common Stock, $0.01 par value

        (2)      Aggregate number of securities to which transaction applies:
                 $_________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $_________________

        (4)      Proposed maximum aggregate value of transaction: $_____________

        (5)      Total fee paid:  $_________________

[ ]     Fee paid previously with preliminary materials:

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount previously paid:

        (2)      Form, Schedule or Registration Statement no.:

        (3)      Filing Party:

        (4)      Date Filed:

                           NOTICE AND PROXY STATEMENT

                            WASTE CONNECTIONS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2000

Dear Stockholder of WASTE CONNECTIONS, INC.:

     You are invited to attend the annual meeting of stockholders of WASTE CONNECTIONS, INC. to be held on Wednesday, May 24, 2000, at 9:00 A.M., Pacific Time. The meeting will be held at the Hyatt Regency, 1209 L Street, Sacramento, CA 95814 for the following purposes:

     1. To elect two Class II directors to each serve for a term of three years;

     2. To approve an amendment to our 1997 Stock Option Plan to increase the number of shares reserved for issuance under the plan to 3,500,000 shares of common stock;

     3. To ratify the appointment of Ernst & Young LLP as our independent accountants for the year 2000; and

     4. To consider such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

     Only stockholders of record at the close of business on March 27, 2000, are entitled to receive notice of and to vote at the annual meeting or any adjournment of the annual meeting.

     Waste Connections' Annual Report for the year 1999 is enclosed for your convenience.

     Stockholders of record may vote their proxies by signing, dating and returning the enclosed proxy card. If your shares are held in the name of a bank or broker, you may be able to vote by telephone or on the Internet. Please follow the instructions on the form you receive from your bank or broker. The method by which you decide to vote will not limit your right to vote at the annual meeting. If you later decide to attend the annual meeting in person, you may vote your shares even if you have submitted a proxy in writing, by telephone or on the Internet.

                                          By Order of the Board of Directors,

                                          DARRELL W. CHAMBLISS
                                          Secretary
March 31, 2000

     Your vote is important. Whether or not you plan to attend the annual meeting, please sign and date the enclosed proxy or follow any telephone or internet procedures established by your bank or broker.

                            WASTE CONNECTIONS, INC.
                         620 COOLIDGE DRIVE, SUITE 350
                            FOLSOM, CALIFORNIA 95630
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2000

     The Board of Directors of WASTE CONNECTIONS, INC., a Delaware corporation, is furnishing this proxy statement and the accompanying proxy card to solicit proxies from holders of our common stock for the annual meeting of stockholders to be held on Wednesday, May 24, 2000, for the purposes described in the Notice of Annual Meeting. We will bear the costs of soliciting proxies from our stockholders. In addition to soliciting proxies by mail, our directors, officers and employees, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. We will arrange for brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock these brokerage firms, custodians, nominees and fiduciaries hold of record, and we will reimburse them for reasonable out-of-pocket expenses incurred in forwarding these materials. We are first mailing this proxy statement to our stockholders on or about April 10, 2000.

                             VOTING AT THE MEETING

     The record date for determining stockholders entitled to notice of and to vote at the annual meeting was the close of business on March 27, 2000. On that date 21,417,440 shares of common stock were outstanding, all of which are entitled to vote, on all matters that properly come before the annual meeting. Each stockholder has one vote for each share of common stock held.

     Each proxy that we receive prior to the annual meeting will, unless revoked, be voted in accordance with the instructions we are given for that proxy. If no instruction is given, the shares will be voted FOR the election of our nominees for director listed in this proxy statement and FOR ratification of the appointment of Ernst & Young LLP. A stockholder who has given a proxy in writing may revoke it at any time before it is voted at the annual meeting in any of three ways:

     - by delivering a written notice of revocation to the Secretary of Waste Connections;

     - by delivering a duly executed proxy bearing a later date to the Secretary of Waste Connections; or

     - by attending the meeting and voting in person.

     A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum. We will use an automated system administered by our transfer agent to tabulate the votes at the annual meeting. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of common stock if the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote. We will treat directions to withhold authority, abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner) as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting.

     Accordingly, directions to withhold authority, abstentions and broker non-votes will have no effect on the election of directors or on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, but will be the equivalent of a "no" vote on a matter that requires the affirmative vote of a certain percentage of the votes entitled to be cast on a matter.

     No minimum number of votes is required to elect our nominee as a director. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting is required to approve the proposed amendment to our 1997 Stock Option Plan and to ratify the appointment of Ernst & Young LLP as independent accountants for the year 2000.

                             PRINCIPAL STOCKHOLDERS

     The following table shows the amount of Waste Connections' common stock beneficially owned, as of March 27, 2000, by: (i) each person or entity that we know owns more than 5% of our common stock; (ii) the "named executive officers" identified in "Executive Compensation" and each director of Waste Connections; and (iii) all current directors, nominees and executive officers of Waste Connections as a group.

                NAME OF BENEFICIAL OWNER(1)                    NUMBER      PERCENTAGE
                ---------------------------                   ---------    ----------
James Ogilvie Stewart, Jr.(2)...............................  2,541,380       11.9%
Murrey Trust UTA August 5, 1993, as amended(2)..............  1,949,997        9.1%
Eugene P. Polk(2)(4)........................................  1,293,952        6.0%
Ronald J. Mittelstaedt(2)(3)................................  1,080,287        5.0%
Eugene V. Dupreau(2)(5).....................................    350,482        1.6%
Irmgard R. Wilcox(2)(6).....................................    146,609        0.7%
Michael W. Harlan(2)(7).....................................     40,000        0.2%
William Razzouk(2)(8).......................................     35,000        0.2%
Steven F. Bouck(2)(9).......................................    188,251        0.9%
Michael R. Foos(2)(10)......................................    124,763        0.6%
Darrell W. Chambliss(2)(11).................................    109,167        0.5%
Eric J. Moser(2)(12)........................................     98,453        0.5%
David M. Hall(2)(13)........................................     45,433        0.2%
All executive officers and directors as a group (13
  persons)..................................................  2,218,445       10.4%

---------------
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In general, a person who has voting power and/or investment power with respect to securities is treated as the beneficial owner of those securities. Shares of common stock subject to options and/or warrants currently exercisable or exercisable within 60 days count as outstanding for computing the percentage beneficially owned by the person holding such options. Except as otherwise indicated by footnote, we believe that the persons named in this table have sole voting and investment power with respect to the shares of common stock shown.

 (2) The address of James Ogilvie Stewart, Jr. is 5309 El Paso Drive, El Paso, Texas 79905. The address of the Murrey Trust is c/o US Bank, 5580 Pacific Highway, Suite A, Fife, Washington 98424. The address of Messrs. Mittelstaedt, Bouck, Chambliss, Foos, Moser and Hall is 620 Coolidge Drive, Suite 350, Folsom, California 95630. The address of Eugene P. Polk is P.O. Box 1151, Prescott, Arizona 86302. The address of Eugene V. Dupreau is Madera Disposal Systems, Inc., 21739 Road 19, Chowchilla, California 93610. The address of Irmgard R. Wilcox is 4622 70 Avenue East, Fife, Washington 98731. The address of Michael W. Harlan is 1300 Post Oak Boulevard, Suite 1220, Houston, Texas 77056. The address of William J. Razzouk is 5915 River Oaks Road, Memphis, Tennessee 38120.

 (3) Includes 33,334 shares purchasable under currently exercisable options. Also includes 1,046,953 shares held by the Mittelstaedt Family Trust dated 6/18/97, of which Mr. Mittelstaedt is the Trustee.

 (4) Includes 1,123,238 shares beneficially owned through 34 trusts for which Eugene Polk serves as a trustee, and 170,714 shares held by the Polk Investment Partnership 93-1, for which Eugene Polk serves as a Manager.

 (5) Includes 66,667 shares purchasable under immediately exercisable warrants and 13,334 shares purchasable under immediately exercisable options.

 (6) Includes 1,667 shares purchasable under currently exercisable options.

 (7) Includes 5,000 shares purchasable under immediately exercisable warrants and 35,000 shares purchasable under immediately exercisable options.

 (8) Includes 24,000 shares purchasable under immediately exercisable options.

 (9) Includes 10,000 shares owned by each of Mr. Bouck's two minor sons and 70,532 shares purchasable under currently exercisable options.

(10) Includes 46,667 shares purchasable under currently exercisable options.

(11) Includes 63,333 shares purchasable under currently exercisable options.

(12) Includes 53,333 shares purchasable under currently exercisable options.

(13) Includes 38,333 shares purchasable under currently exercisable options.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     Our Board of Directors is currently composed of five directors and is divided into three classes. One class is elected each year for a three-year term. At the annual meeting, Messrs. Harlan and Razzouk will be nominated to serve in Class II until the annual meeting of stockholders to be held in 2003 and until successors have been duly elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of Messrs. Harlan and Razzouk for director. Proxies will be voted in a discretionary manner if Messrs. Harlan or Razzouk is unable to serve. Messrs. Harlan and Razzouk currently serve as directors of the Company.

     Certain information about Messrs. Harlan and Razzouk and the directors serving in Class I and Class III, whose terms expire in future years, is set forth below.

                                                                       DIRECTOR
                    NAME AND BACKGROUND                         AGE     SINCE
                    -------------------                         ---    --------
NOMINEES FOR CLASS II DIRECTOR FOR TERM EXPIRING IN 2003
Michael W. Harlan is Senior Vice President, Chief Financial     39       1998
  Officer and a director of U.S. Concrete, Inc., a company
  focussed on acquiring businesses in the ready-mix concrete industry. From November 1997 to January 30, 1998, Mr.
  Harlan served as a consultant to Waste Connections on
  various financial matters. From March 1997 to August 1998,
  Mr. Harlan was Vice President and Chief Financial Officer
  of Apple Orthodontix, Inc., a publicly traded company that provides practice management services to orthodontic
  practices in the U.S. and Canada. From April 1991 to
  December 1996, Mr. Harlan held various positions in the
  finance and acquisition departments of USA Waste Services,
  Inc. (including Sanifill, Inc., which was acquired by USA
  Waste Services, Inc.), including serving as Treasurer and
  Assistant Secretary beginning in September 1993. From May
  1982 to April 1991, Mr. Harlan held various positions in
  the tax and corporate financial consulting services
  division of Arthur Andersen LLP, where he was a Manager
  since July 1986.
William J. Razzouk has been Chairman and Chief Executive        52       1998
  Officer of PlanetRx, an e-commerce company focused on
  healthcare and sales of prescription and over-the-counter
  medicines, health and beauty products and medical supplies since September 1998. From April 1998 until September
  1998, Mr. Razzouk owned a management consulting business
  and an investment company that focused on identifying
  strategic acquisitions. From September 1997 until April
  1998, he was also the President, Chief Operating Officer
  and a director of Storage USA, Inc., a publicly traded
  real estate investment trust that owns and operates more
  than 350 mini storage warehouses. He served as the
  President and Chief Operating Officer of America Online
  from February 1996 to June 1996. From 1983 to 1996, Mr.
  Razzouk held various management positions at Federal
  Express Corporation, most recently as Executive Vice
  President, World Wide Customer Operations, with full
  worldwide profit and loss responsibility. Mr. Razzouk
  previously held management positions at ROLM Corporation,
  Philips Electronics and Xerox Corporation. He is a member
  of the Board of Directors of Fritz Companies, Inc. and
  previously was a director of Sanifill, Inc., Cordis Corp.
  and La Quinta Motor Inns.

                                                                       DIRECTOR
                    NAME AND BACKGROUND                         AGE     SINCE
                    -------------------                         ---    --------
CLASS I DIRECTOR CONTINUING IN OFFICE -- TERM EXPIRING IN
  2002
Eugene V. Dupreau has been Vice President -- Western            52       1998
  division and a director of Waste Connections since
  February 23, 1998. Mr. Dupreau served as President and a
  director of Madera Disposal Systems, Inc. beginning in
  1981 and 1985, respectively, and held both positions until
  Waste Connections acquired Madera in 1998. He serves as a
  director of several civic and charitable organizations in
  Madera County.

CLASS III DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING IN
  2001
Ronald J. Mittelstaedt has been President, Chief Executive      36       1997
  Officer and a director of Waste Connections since the
  company was formed, and was elected Chairman in January
  1998. He also served as a consultant to Waste Connections
  in August and September 1997. Mr. Mittelstaedt has more
  than 12 years of experience in the solid waste industry.
  He served as a consultant to United Waste Systems, Inc.,
  with the title of Executive Vice President, from January
  1997 to August 1997, where he was responsible for
  corporate development for all states west of Colorado. As
  Regional Vice President of USA Waste Services, Inc.
  (including Sanifill, Inc., which was acquired by USA Waste
  Services, Inc.) from November 1993 to January 1997, he was responsible for all operations in 16 states and Canada.
  Mr. Mittelstaedt held various positions at Browning-
  Ferris Industries, Inc. from August 1987 to November 1993, most recently as Division Vice President in northern
  California, overseeing the San Jose market. Previously he
  was the District Manager responsible for BFI's operations
  in Sacramento and the surrounding areas.
Irmgard R. Wilcox has been Vice                                 56       1999
  President -- Finance -- Northern Washington Division of
  Waste Connections since January 19, 1999. Ms. Wilcox
  served as Chief Financial Officer, Secretary and Treasurer of the Murrey Companies from 1982 until they merged with
  Waste Connections in 1999. Ms. Wilcox joined the Murrey
  Companies in 1975. Ms. Wilcox also serves as a director of
  Fife Commercial Bank, a privately held bank.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

     Our Board of Directors held ten meetings during 1999. The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board as a whole operates as a committee to nominate directors, although under his Employment Agreement Mr. Mittelstaedt may currently recommend two nominees to the Board. Each director, other than Mr. Razzouk attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served in 1999.

     The Executive Committee, whose Chairman is Mr. Mittelstaedt and whose other current members are Mr. Harlan and Mr. Razzouk, met 17 times in 1999. The Executive Committee is authorized to exercise all of the powers and authority of the Board of Directors in managing Waste Connections' business and affairs, other than to authorize matters required by Delaware law to be approved by the stockholders and other than adopting, amending or repealing any By-Law. Between meetings of the board, the Executive Committee approves all acquisitions by Waste Connections for stock and for cash or other consideration of $1 million or more.

     The Audit Committee, whose chairman is Mr. Harlan and whose other current members are Mr. Razzouk and Mr. Mittelstaedt, met three times in 1999. The committee's duties are to review our internal controls and the objectivity of our financial reporting, and to meet with appropriate financial personnel and our independent certified public accountants in connection with these reviews. The audit committee also reviews the professional services provided by our independent certified public accountants and reviews such other matters concerning our accounting principles and financial and operating policies, controls and practices, our public financial reporting policies and practices, and the results of our annual audit as it may find appropriate or as may be brought to its attention.

     The Compensation Committee, whose chairman is Mr. Razzouk and whose other current member is Mr. Harlan, met four times in 1999. This committee is responsible for establishing Waste Connections' executive officer compensation policies and for administration of such policies. The Compensation Committee studies, recommends and implements the amount, terms and conditions of payment of any and all forms of compensation for our directors, executive officers, employees, consultants and agents; approves and administers any loan to, guarantee of any obligation of, or other financial assistance to any officer or other employee; and approves the grant of options, warrants and other forms of equity incentives to officers, directors, employees, agents and consultants. See "Executive Compensation -- Compensation Committee Report on Executive Compensation."

     The Board of Directors, acting as a nominating committee, will consider candidates for director recommended by stockholders. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders scheduled to be held on May 23, 2001, must notify the Secretary of Waste Connections in writing no earlier than February 23, 2001, nor later than March 24, 2001. The stockholder's written notice must include information about each proposed nominee, including name, age, business address, residence address, principal occupation, shares beneficially owned and any other information required in proxy solicitations. The notice must also include the nominating stockholder's name and address and the number of shares of our common stock beneficially owned by the stockholder. The written notice must be accompanied by the executed consent of each nominee to serve as a director if elected. These procedures are prerequisites under Waste Connections' Amended and Restated By-laws to a stockholder nominating a candidate at the meeting.

COMPENSATION OF DIRECTORS

     Directors who are officers or employees of Waste Connections do not currently receive any compensation for attending meetings of the Board of Directors. Each independent director receives a fee of $1,500 for attending each Board meeting and each committee meeting (unless held on the same day as the full Board meeting), in addition to reimbursement of reasonable expenses.

     Each independent director who has not been an employee of Waste Connections at any time during the 12 months preceding his initial election and appointment to the Board is granted an option to purchase 15,000 shares of our common stock at the time of his or her initial election or appointment. Waste Connections granted to each of Messrs. Harlan and Razzouk options to purchase 15,000 shares of common stock at $3.00 per share, which became exercisable on October 1, 1998.

     Waste Connections grants each independent director, on February 1 of each year during which such person serves on the Board, an option to purchase 7,500 shares of our common stock. All such options have an exercise price equal to the fair market value of the common stock on the grant date, vest in full on the grant date, and expire upon the earlier to occur of ten years after the grant date or one year after the director ceases to be a member of the Board.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

     Waste Connections was incorporated in September 1997. The following table contains information about the annual and long-term compensation earned in 1997, 1998 and 1999 by the Chief Executive Officer, Ronald J. Mittelstaedt, and the other executive officers who were paid or earned more than $100,000. The persons named in the table are sometimes referred to herein as the "named executive officers." No officer other than Mr. Mittelstaedt was paid or earned more than $100,000 in 1997. The Chief Executive Officer has been compensated in accordance with the terms of his Employment Agreement described below.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                                              -----------------------
                                                                                             SHARES
                                                                                           UNDERLYING
                                                  ANNUAL COMPENSATION                       OPTIONS/
                                             ------------------------------   RESTRICTED    WARRANTS     ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY      BONUS      OTHER      STOCK      GRANTED(2)   COMPENSATION
    ---------------------------       ----   --------    --------    ------   ----------   ----------   ------------
Ronald J. Mittelstaedt..............  1997   $ 39,903(1) $ 25,000(1)     --      --         200,000       $10,000(3)
  President, Chief Executive          1998    175,577     100,000    10,254      --              --            --
  Officer and Chairman                1999    209,692     125,000     5,170      --         100,000            --
Steven F. Bouck.....................  1998     92,887     115,008        --      --         250,000            --
  Executive Vice President            1999    132,693      46,000        --      --          90,000            --
  and Chief Financial Officer
Darrell W. Chambliss................  1998     89,972      89,322        --      --              --            --
  Executive Vice President --         1999    109,846      55,300        --      --          65,000            --
  Operations and Secretary
Michael R. Foos.....................  1998     89,809      71,788        --      --              --            --
  Chief Accounting Officer            1999    109,846      40,000        --      --          65,000            --
  and Vice President -- Finance
Eric J. Moser.......................  1998     74,115      45,563        --      --              --            --
  Vice President -- Corporate         1999     95,385      35,000        --      --          65,000            --
  Controller, Treasurer
David M. Hall.......................  1998     30,769          --        --      --          50,000        61,718(4)
  Vice President -- Business          1999     82,400      75,000        --      --          35,000            --
  Development

---------------
(1) Mr. Mittelstaedt's salary and bonus figures for 1997 reflect employment from October 1, 1997 through December 31, 1997. His bonus figure for 1997 reflects the portion earned during 1997; such bonus was paid in 1998.

(2) See "Option and Warrant Grants" below.

(3) Consists of consulting fees for services rendered prior to Waste Connections' organization.

(4) Consists of a signing bonus earned by Mr. Hall in 1998 and paid in 1999.

STOCK OPTIONS AND WARRANTS

     OPTION AND WARRANT GRANTS. The following table contains information concerning the grant of options and warrants to purchase shares of our common stock during 1999 to the named executive officers.

                         1999 OPTION AND WARRANT GRANTS

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                             NUMBER OF    % OF TOTAL                                          ANNUAL RATES OF
                              SHARES      OPTIONS AND                                           STOCK PRICE
                            UNDERLYING     WARRANTS                                          APPRECIATION FOR
                            OPTIONS AND   GRANTED TO      EXERCISE                        OPTION/WARRANT TERM(3)
         NAME OF             WARRANTS      EMPLOYEES       PRICE                          -----------------------
     BENEFICIAL OWNER       GRANTED(1)      IN 1999     PER SHARE(2)   EXPIRATION DATE        5%          10%
     ----------------       -----------   -----------   ------------   ----------------   ----------   ----------
Ronald J. Mittelstaedt....    100,000         9.6%         $17.94      January 19, 2009   $1,128,080   $2,858,776
Steven F. Bouck...........     50,000         4.8%          17.94      January 19, 2009      564,040    1,429,388
                               40,000         3.8%          11.75      December 6, 2009      295,580      749,059
Darrell W. Chambliss......     40,000         3.8%          17.94      January 19, 2009      451,232    1,143,510
                               25,000         2.4%          11.75      December 6, 2009      184,738      468,162
Michael R. Foos...........     40,000         3.8%          17.94      January 19, 2009      451,232    1,143,510
                               25,000         2.4%          11.75      December 6, 2009      184,738      468,162
Eric J. Moser.............     40,000         3.8%          17.94      January 19, 2009      451,232    1,143,510
                               25,000         2.4%          11.75      December 6, 2009      184,738      468,162
David M. Hall.............     15,000         1.4%          17.94      January 19, 2009      169,212      428,816
                               20,000         1.9%          11.75      December 6, 2009      147,790      374,529

---------------
(1) All options vest over a three year period commencing on the date of grant.

(2) The options were granted at fair market value as determined by the Board of Directors on the date of grant.

(3) Amounts reported in these columns represent amounts that the named executive officer could realize on exercise of options and the warrant immediately before they expire, assuming that our common stock appreciates at 5% or 10% annually. These amounts do not take into account taxes and expenses that may be payable on such exercise. The amount actually realized will depend on the price of our common stock when the options are exercised, which may be before the term expires. The Securities and Exchange Commission requires the table to reflect 5% and 10% annualized rates of stock price appreciation. We do not project those rates and our common stock may not appreciate at those rates.

     OPTION AND WARRANT VALUES. The following table shows information about the named executive officers' exercises of options and warrants during 1999 and the value of their unexercised options and warrants outstanding as of December 31, 1999.

   AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION AND WARRANT VALUES

                                                              NUMBER OF SHARES
                                                                 UNDERLYING               VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AND      IN-THE-MONEY OPTIONS AND
                                                                 WARRANTS AT                   WARRANTS AT
                                SHARES                        DECEMBER 31, 1999           DECEMBER 31, 1999(1)
          NAME OF              ACQUIRED       VALUE      ---------------------------   ---------------------------
      BENEFICIAL OWNER        ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ----------------        -----------   ----------   -----------   -------------   -----------   -------------
Ronald J. Mittelstaedt......    122,577     $3,185,890     33,333         133,333       $387,913       $387,913
Steven F. Bouck.............     31,549        391,309     58,865         156,667        411,719        609,998
Darrell W. Chambliss........     50,001      1,005,645     49,999         115,000        453,535        520,727
Michael R. Foos.............     33,334        765,015     66,666         115,000        519,161        520,727
Eric J. Moser...............     20,000        459,000     53,333          76,667        440,999        113,126
David M. Hall...............         --             --     33,333          51,667             --         53,750

---------------
(1) Based on the closing price of our common stock of $14.4375 on The Nasdaq Stock Market(R) -- National Market on December 31, 1999, less the per share exercise price.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with each of the named executive officers. Each agreement has a three-year term, except Mr. Mittelstaedt's agreement, which has a five year term. Each of these agreements automatically renews for additional successive one-year terms unless terminated earlier upon written notice of either the named executive officer or Waste Connections or extended further by the Board. The employment agreements with Messrs. Mittelstaedt, Chambliss and Foos were entered into on October 1, 1997. The employment agreements with Messrs. Bouck and Hall were entered into on February 1, 1998 and July 8, 1998, respectively. Waste Connections or the named executive officer may terminate the agreement with or without cause at any time. If we terminate the agreement without cause (as defined in the agreement) or if the named executive officer terminates the agreement for good reason (as defined in the agreement), we are required to make certain severance payments, and all of the named executive officer's unvested options, warrants and rights relating to our common stock will immediately vest. A change of control of Waste Connections (as defined in the agreement) is generally treated as a termination of the named executive officer without cause.

     The base salaries and maximum performance bonuses in the percentage of annual base salary for the named executive officers for the year 2000 is set forth below:

                                                        ANNUAL BASE SALARY   MAXIMUM BONUS
                                                        ------------------   -------------
Ronald J. Mittelstaedt................................       $245,000             100%
Steven F. Bouck.......................................        135,000              35%
Darrell W. Chambliss..................................        127,000              50%
Michael R. Foos.......................................        127,500              35%
Eric J. Moser.........................................        115,000              35%
David M. Hall.........................................         88,000             100%

     Under Mr. Mittelstaedt's employment agreement, Waste Connections sold Mr. Mittelstaedt 617,500 shares of our common stock for $0.01 per share and 357,143 shares of our Series A Preferred Stock for $1,000,000. Mr. Mittelstaedt may recommend nominees for election to the Board of Directors. If the Board has five or fewer members, Mr. Mittelstaedt may recommend two nominees, and if it consists of more than five members, he may recommend three nominees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee in 1999 was Messrs. Harlan and Razzouk. No executive officer of Waste Connections served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Waste Connections.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation to our stockholders.

     COMPENSATION PROCEDURES AND POLICIES. The Compensation Committee determines the compensation of all of the executive officers, including the named executive officers. All decisions by the Compensation Committee relating to the compensation of executive officers including decisions relating to stock options, are reviewed and approved by the full Board of Directors.

     Our executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to our success in meeting specified targets of growth in revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") as well as budgeted earnings per share annually. Our compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve our performance objectives, rewarding individual performance and contributions, and linking executive and stockholder interests through equity based plans.

     Our executive compensation consists of three key components: base salary, performance bonuses and stock options, each of which is intended to complement the others and, taken together, satisfy our compensation objectives. The Compensation Committee's policies with respect to each of the three components, including the bases for the compensation awarded to Ronald J. Mittelstaedt, as the Company's Chief Executive Officer, are discussed below.

     The Compensation Committee considered the effect of the limitations on the deductibility of executive compensation in excess of $1 million under Section 162(m) of the Internal Revenue Code on the Company's compensation policies and practices and did not make any changes in such policies and practices for 1999. The Company did not pay any non-deductible executive compensation in 1999.

     BASE SALARY. In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Company's Chief Executive Officer, the recommendation of the Chief Executive Officer with regard to the base salary of the other executive officers of the Company and approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers.

     Recommended base salaries of the executive officers are based upon the base salary ranges recommended annually by the Chief Executive Officer of the Company. National survey data available regarding salaries of those persons holding comparable positions at comparably sized solid waste service companies is reviewed by the Compensation Committee to establish base salary ranges. The base salary range is based upon a fair market base salary that is at the low end of the range for comparable companies. The base salaries paid in 1999 to each of the executive officers, including the Chief Executive Officer, were within the recommended ranges.

     ANNUAL PERFORMANCE BONUS. The Compensation Committee also considers the payment of cash performance bonuses as part of its compensation program. Annual cash bonuses reflect a policy of requiring a certain level of financial and operational performance, generally measured in growth in revenues through acquisitions and on achieving target levels of EBITDA and earnings per share, for the prior fiscal year before any cash bonuses are earned by executive officers. In general, the Compensation Committee has tied maximum potential bonus compensation to base salary at levels that make us competitive in the comparably sized solid waste services companies.

     STOCK OPTIONS. The Company's executive officers are also entitled to participate in the 1997 Stock Option Plan. The Compensation Committee believes that it is to Waste Connections' advantage to increase the interest of the executives in our welfare, as such employees share the primary responsibility for our management and growth. In addition, the Compensation Committee believes that, because new option grants are set at fair market value, such grants have the effect of increasing the executive's price targets for our common stock. Moreover, our stock option plan provides a significant non-cash form of compensation, which is intended to benefit Waste Connections and its stockholders by enabling us to continue to attract and to retain qualified personnel without having a negative impact on our cash flow. The Compensation Committee generally sets option grant levels at ranges that exceed those of comparably sized solid waste companies.

     CHIEF EXECUTIVE'S COMPENSATION FOR 1999. Mr. Mittelstaedt's base salary and performance bonus for 1999 were negotiated when he joined us in 1997. His Employment Agreement called for an increase in his base salary from $170,000 per year to $250,000 per year effective October 1, 1998. Consistent with the philosophy expressed above, Mr. Mittelstaedt recommended, and the Compensation Committee agreed, that his salary be increased only to $200,000 per year effective October 1, 1998, and his Employment Agreement was amended accordingly. This base salary level remained in effect until September 30, 1999 and was increased on October 1, 1999 to $245,000 per year. Mr. Mittelstaedt's performance bonus for 1999 was based on Waste Connections achieving specified levels of growth in revenues through acquisitions and in achieving a specified level of EBITDA. These levels were achieved in 1999 and Mr. Mittelstaedt would have been entitled to receive a bonus of $245,000 for 1999, payable in 2000. Mr. Mittelstaedt, however, agreed to forego payment of $120,000 of such bonus, provided that his employment agreement is amended so that severance payments made to him would be based on the bonus he was entitled to receive, rather than the amount actually paid. We agreed to this change. On January 19, 1999, Waste Connections granted Mr. Mittelstaedt non-qualified options to purchase 100,000 shares of Waste Connections common stock at a price of $17.9375 per share. These options vest ratably on an annual basis over three years from the date of grant and expire on January 19, 2009.

     This report is submitted on behalf of the Compensation Committee.

                                          William J. Razzouk, Chairman
                                          Michael W. Harlan

CERTAIN TRANSACTIONS

     PURCHASE OF INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC. ("IEII"). On August 11, 1999, Waste Connections purchased all of the outstanding stock of IEII from J.O. Stewart. The aggregate purchase price was approximately $138.7 million, consisting of $30.3 million in cash, 2,541,380 shares of Waste Connections common stock valued at $65.9 million and $42.5 million of debt assumed.

     MERGERS WITH THE MURREY COMPANIES. Donald J. Hawkins was President, Chief Executive Officer and a 5% shareholder of the Murrey Companies and Irmgard R. Wilcox was Chief Financial Officer, Treasurer, Secretary and a 5% shareholder of the Murrey Companies until Waste Connections merged with those companies in January 1999. For their shares of the Murrey Companies' common stock, Mr. Hawkins and Ms. Wilcox each received 144,442 shares of Waste Connections common stock. Until April 30, 2000, Mr. Hawkins will serve as Vice
President -- Operations -- Northern Washington division. Mr. Hawkins has informed Waste Connections that he is resigning from the Company effective April 30, 2000. Ms. Wilcox serves as Vice President -- Finance -- Northern Washington division, and is a member of our Board of Directors. Pursuant to their Employment Agreements, each of Mr. Hawkins and Ms. Wilcox was paid a $2,000,000 signing bonus.

                      COMMON STOCK PRICE PERFORMANCE GRAPH

     The following common stock price performance graph compares the change in cumulative total stockholder returns on our common stock for 1999, with the cumulative total return of the NASDAQ Composite Index and an index of peer group issues ("Peer Group Index") over the same period, assuming the investment of $100 on May 22, 1998, and the reinvestment of dividends. The Peer Group Index includes Allied Waste Industries, Inc., Casella Waste Systems, Inc., Republic Services, Inc., Waste Industries, Inc. and Waste Management, Inc.
[PERFORMANCE GRAPH]

                                                          INDEX                       WCNX                       NASDAQ
                                                          -----                       ----                       ------
5/22/1998                                                100.00                      100.00                      100.00
12/31/1998                                                94.80                      128.70                      121.50
12/31/1999                                                49.20                      101.10                      225.40

               PROPOSAL 2 -- AMENDMENT TO 1997 STOCK OPTION PLAN

GENERAL

     We are asking our stockholders to approve an amendment to our 1997 Stock Option Plan that increases the number of shares of common stock authorized for issuance pursuant to that plan. A copy of the 1997 Stock Option Plan is attached to this Proxy Statement as Annex A. Currently, up to 12% of the shares of our common stock outstanding at any given time may be issued under the plan. Our Board of Directors has amended the 1997 Stock Option Plan to allow for the grant of options to acquire up to 3,500,000 shares of common stock and directed that such an amendment be submitted to the stockholders for their approval. Since inception of the 1997 Stock Option Plan on October 1, 1997, and through March 27, 2000, options to purchase 2,022,726 shares of common stock have been granted (net of cancellations), 423,063 shares have been issued on exercise of options and 2,568,032 shares are reserved for issuance on exercise of currently outstanding options.

     Our Board believes that our continued success depends upon our ability to attract and retain highly competent persons as employees, consultants and directors. We believe that one of the best ways to attain this objective is to give such persons the opportunity to acquire an ownership interest by purchasing shares of our common stock through the exercise of options granted under the 1997 Stock Option Plan. Presently, we have 545,306 options available to be granted under the 1997 Stock Option Plan. We believe it is necessary to authorize the issuance of up to 931,968 additional options at prices reflecting current market conditions in order to attract and retain employees. This will give Waste Connections a total pool of options available for issuance of 1,477,274 shares.

     In addition to increasing the number of shares reserved for issuance under the Plan the proposed amendment restores to the Plan a provision that the total number of shares covered by the Plan, the number of shares covered by each option, and the exercise price per share under each option will be proportionately adjusted if a stock or other non-cash dividend, recapitalization, reorganization, reclassification, stock split or reverse stock split, liquidating dividend, combination or exchange of shares, merger or consolidation, offering of shares at a price substantially below fair market value or similar capital adjustment occurs. This amendment is necessary because this provision was deleted when the Plan was amended in 1999 to tie the maximum number of options that currently may be granted under the Plan to a percentage of the outstanding shares, which resulted in automatic adjustments on the occurrence of the events described.

     Approval of the amendment, which will be submitted at the Annual Meeting in the form of the following resolution, requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

     "RESOLVED, that the first sentence of Section 3 of the 1997 Stock Option Plan is amended and restated in its entirety to provide as follows:

     Subject to adjustment as provided in section 6 for changes in Stock, the Stock that may be sold pursuant to Options shall not exceed in the aggregate 3,500,000 shares.

     RESOLVED further, that Section 6(a) of the 1997 Stock Option Plan is hereby added as follows:

          (a) If any change in the Stock subject to the Plan or subject to any Option occurs (through stock dividend, dividend in property other than cash, recapitalization, reorganization, reclassification, stock split or reverse stock split, liquidating dividend, combination or exchange of shares, merger or consolidation, any direct or indirect offering of Stock at a price substantially below fair market value, or any similar change affecting the Stock), the Board will appropriately adjust the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of Stock subject to the outstanding Options.

SUMMARY OF 1997 STOCK OPTION PLAN

     The 1997 Stock Option Plan is intended to give employees, consultants and directors additional incentives by increasing their proprietary interests. Employees, consultants and directors are eligible to participate in the Plan. As of March 27, 2000, approximately 1,900 employees and five directors were eligible to participate in the Plan.

     The Plan is administered by the Compensation Committee. That committee determines the employees, consultants and directors to whom options are granted, the type, size, and term of the options, the grant date, the exercise price, the expiration date, the vesting schedule and other terms and conditions of the options.

     The Plan permits the grant of incentive stock options (sometimes called "ISOs") as defined in Section 422 of the Code, and nonqualified stock options. Only employees may receive ISOs. The aggregate fair market value, as of the grant date, of the common stock subject to ISOs that become exercisable by any employee in any calendar year may not exceed $100,000. Options generally become exercisable in installments according to a vesting schedule in the option agreement. No option may be granted after September 30, 2007. No option will be exercisable more than 10 years after the grant date (or five years in the case of ISOs granted to an optionee who owns more than 10% of the combined voting power of all classes of our outstanding capital stock). The exercise price of ISOs granted under the Plan must at least equal the fair market value of a share of common stock on the grant date (or 110% of such fair market value, in the case of an ISO granted to an optionee who owns more than 10% of the combined voting power of all classes of our outstanding capital stock).

     If an optionee with outstanding options retires or becomes disabled and does not die within the three months after retirement or disability, he or she may exercise his or her options, but only during the period ending (subject to the discretion of the Compensation Committee) on the earlier of six months after retirement or disability, or the expiration date in the option agreement. If an optionee with outstanding options dies while an employee, consultant or director or within three months after termination due to disability or retirement, the optionee's estate may exercise the optionee's options, but only during the period ending on the earlier of one year after the optionee's death, or the expiration date in the option agreement. Options not exercised within the periods specified above will terminate, and the shares of common stock subject to the options will become available for issuance under the Plan. If an optionee's engagement as an employee, consultant or director ends because of a reason other than the optionee's death, retirement or disability, his or her options terminate on the date such engagement terminates, subject to the discretion of the Compensation Committee, and the shares of common stock subject to the options become available for issuance under the Plan. Each option agreement may include our right to repurchase, when the optionee's engagement terminates, any shares of our common stock the optionee acquired on exercise of options.

     The Board of Directors may amend the Plan at any time, but no amendment may alter or impair rights and obligations under any option granted before such amendment unless the optionee consents in writing, and the Board will seek the consent of our stockholders to any amendment to the extent required by law.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

  Incentive Stock Options

     The following federal income tax rules generally apply to holders of ISOs and to Waste Connections under current law:

          (a) The optionee does not realize any taxable income when granted or exercising an ISO, and we do not receive a tax deduction.

          (b) If the optionee holds the shares acquired on exercise of an ISO for at least two years after the date the ISO is granted and one year after the optionee exercises the ISO, the difference between the amount the optionee realizes when he or she later sells the shares and the price the optionee paid to exercise the ISO is generally treated as capital gain or loss to the optionee.

          (c) If the optionee sells the shares before both of those periods have elapsed (a "disqualifying disposition"), the optionee in most cases recognizes as ordinary income in the year of the sale the lesser of his or her actual gain on the sale, or the excess of the fair market value of the shares on the exercise date over the exercise price. We generally may deduct the same amount.

          (d) If the optionee makes a disqualifying disposition, he or she recognizes as capital gain the excess of the amount received on such sale over the sum of the exercise price plus the amount of ordinary income the optionee recognized on the sale.

          (e) The amount by which the fair market value of the common stock the optionee acquires on exercise of the ISO exceeds the exercise price may be taxable to the optionee under the "alternative minimum tax" provisions of the Code.

  Nonqualified Stock Options

     The following federal income tax rules generally apply to holders of nonqualified stock options and to Waste Connections under current law:

          (a) The optionee does not realize any taxable income when granted a nonqualified option, and we do not receive a tax deduction.

          (b) When the optionee exercises a nonqualified option, he or she recognizes ordinary income equal to the excess of the fair market value on the exercise date of the shares of common stock purchased on exercise of the option over the exercise price. We may deduct the same amount.

BOARD RECOMMENDATION

     The Board of Directors recommends a vote FOR approval of the amendment to the 1997 Stock Option Plan.

              PROPOSAL 3 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent accountants to audit the consolidated financial statements of Waste Connections for the year 2000. The Board of Directors recommends a vote in favor of ratification of the appointment. If the stockholders should fail to ratify the appointment of the independent accountants, the Board of Directors would reconsider the appointment.

     It is expected that representatives of Ernst & Young LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

     Based soley upon a review of reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other reports were required, we believe that no executive officers or directors were late in filing such reports during 1999.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     To be considered for inclusion in next year's proxy materials, stockholder proposals to be presented at the Company's 2001 Annual Meeting must be in writing and be received by Waste Connections no later than December 24, 2000.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote the proxy in accordance with his judgment on such matters.

                                          By Order of the Board of Directors,

                                          DARRELL W. CHAMBLISS
                                          Secretary

March 31, 2000

     A COPY OF THE COMPANY'S 1999 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE FURNISHED TO STOCKHOLDERS FREE OF CHARGE UPON WRITTEN REQUEST TO THE OFFICE OF THE VICE PRESIDENT -- FINANCE OF THE COMPANY.

                                    ANNEX A

                            WASTE CONNECTIONS, INC.
                              AMENDED AND RESTATED
                             1997 STOCK OPTION PLAN

 1. PURPOSE.

     The purpose of the Plan is to provide a means for the Company and any Subsidiary, through the grant of Incentive Stock Options and Nonqualified Stock Options to selected Employees, Consultants and Directors, to attract and retain persons of ability as Employees, Consultants and Directors, and to motivate such persons to exert their best efforts on behalf of the Company and any Subsidiary.

 2. DEFINITIONS.

     (a) "BOARD" means the Company's Board of Directors.

     (b) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     (c) "COMMITTEE" means a committee appointed by the Board in accordance with section 4(b) of the Plan.

     (d) "COMPANY" means Waste Connections, Inc., a Delaware corporation.

     (e) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Subsidiary to render consulting services and who is compensated for such services; provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (f) "CONTINUOUS STATUS AS AN EMPLOYEE, CONSULTANT OR DIRECTOR" means the employment or relationship as a Consultant or Director is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Consultant or Director shall be considered interrupted in the case of (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave, or (ii) transfers between locations of the Company or between the Company and a Subsidiary or their successors.

     (g) "DIRECTOR" means a member of the Company's Board.

     (h) "DISABILITY" means permanent and total disability within the meaning of section 422(c)(6) of the Code.

     (i) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. Neither service as a Consultant or a Director nor receipt of a director's fee from the Company shall be sufficient to constitute "employment" by the Company.

     (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (k) "INCENTIVE STOCK OPTIONS" means Options that are intended to qualify as incentive stock options within the meaning of section 422 of the Code.

     (l) "NON-EMPLOYEE DIRECTOR" means a Director who satisfies the requirements established from time to time by the Securities and Exchange Commission for non-employee directors under Rule 16b-3.

     (m) "NONQUALIFIED STOCK OPTIONS" means Options that are not intended to qualify as Incentive Stock Options.

     (n) "OFFICER" means a person who is an officer of the Company or a Subsidiary within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (o) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (p) "OPTIONEE" means an Employee, Consultant or Director who holds an outstanding Option.

     (q) "OPTIONS" means, collectively, Incentive Stock Options and Nonqualified Stock Options.

     (r) "OUTSIDE DIRECTOR" means a member of the Board who satisfies the requirements established from time to time for outside directors under section 162(m) of the Code.

     (s) "PLAN" means this Waste Connections, Inc. Amended and Restated 1997 Stock Option Plan.

     (t) "RULE 16b-3" means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as amended from time to time and as in effect when discretion is being exercised with respect to the Plan.

     (u) "SECURITIES ACT" means the Securities Act of 1933, as amended.

     (v) "STOCK" means the Common Stock of the Company.

     (w) "SUBSIDIARY" means any corporation that at the time an Option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code, or any similar provision hereafter enacted.

     (x) "TEN PERCENT SHAREHOLDER" means an individual who, at the time of an Option grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

 3. SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in section 6 for changes in Stock, the Stock that may be sold pursuant to Options shall not exceed in the aggregate 12% of the number of shares of Stock outstanding at any given time. That number of shares shall be reserved for Options (subject to adjustment as provided in section 6). If any Option for any reason terminates, expires or is cancelled without having been exercised in full, the Stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

 4. ADMINISTRATION.

     (a) The Plan shall be administered by the Board or, at the election of the Board, by a Committee, as provided in subsection (b). Subject to the Plan, the Board shall:

          (i) determine and designate from time to time those Employees, Consultants and Directors to whom Options are to be granted, and whether the Options granted will be Incentive Stock Options or Nonqualified Stock Options;

          (ii) authorize the granting of Incentive Stock Options, Nonqualified Stock Options or combinations thereof;

          (iii) determine the number of shares subject to each Option and the Exercise Price of each Option;

          (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period;

          (v) construe and interpret the Plan and the Options, and establish, amend and revoke rules and regulations for the Plan's administration, and correct any defect, omission or inconsistency in the Plan or any Option Agreement in a manner and to the extent it deems necessary or expedient to make the Plan fully effective; and

          (vi) make such other determinations as it may be authorized to make in the Plan and as it may deem necessary and desirable for the purposes of the Plan.

Notwithstanding the foregoing, however, (1) no Option shall be granted after the expiration of ten years from the effective date of the Plan specified in section 9 below, (2) the aggregate fair market value (determined as of the date the Option is granted) of the Stock subject to Options that become exercisable for the first time by any Employee during any calendar year under all Incentive Stock Options of the Company and its Subsidiaries shall not exceed $100,000, and (3) no person who is not an Employee of the Company or a Subsidiary shall be entitled to receive Incentive Stock Options under the Plan.

     (b) The Board may delegate administration of the Plan to a Committee of the Board. The Committee shall consist of not less than three members appointed by the Board. Subject to the foregoing, the Board may from time to time increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies, however caused. If the Board delegates administration of the Plan to a Committee, the Committee shall have the powers theretofore possessed by the Board with respect to the administration of the Plan (and references in this Plan to the Board shall apply to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     (c) Notwithstanding anything in this section 4 to the contrary, beginning at such time as the Company first registers a class of equity securities under section 12 of the Exchange Act, all decisions to grant Options shall be made by the Board or by a Committee comprised solely of two or more Directors, each of whom is both a Non-Employee Director and an Outside Director, or shall be made in another manner that satisfies the requirements of Section 16b-3, so that transactions between the Company and any Officer or Director relating to such Options may be exempt from section 16(b) of the Exchange Act.

 5. TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted shall be evidenced by an Option Agreement in substantially the form attached hereto as Annex A or Annex B or such other form as may be approved by the Board. Each Option Agreement shall include the following terms and conditions and such other terms and conditions as the Board may deem appropriate:

     (a) OPTION TERM. Each Option Agreement shall specify the term for which the Option thereunder is granted and shall provide that such Option shall expire at the end of such term. The Board may extend such term; provided that, in the case of an Incentive Stock Option, such extension shall not in any way disqualify the Option as an Incentive Stock Option. The term of any Option, including any such extensions, shall not exceed ten years from the date of grant; provided that, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such term, including extensions, shall not exceed five years from the date of grant.

     (b) EXERCISE PRICE. Each Option Agreement shall specify the exercise price per share, as determined by the Board at the time the Option is granted; provided that the exercise price of an Incentive Stock Option shall be not less than the fair market value, or if granted to a Ten Percent Shareholder, 110 percent of the fair market value, of one share of Stock on the date the Option is granted, as such fair market value is determined by the Board.

     (c) VESTING. Each Option Agreement shall specify when it is exercisable. The total number of shares of Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not be, equal). An Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period or any prior period as to which the Option shall have become vested but shall not have been fully exercised. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board deems appropriate.

     (d) PAYMENT OF PURCHASE PRICE ON EXERCISE. Each Option Agreement shall provide that the purchase price of the shares as to which such Option may be exercised shall be paid to the Company at the time of exercise either (i) in cash, or (ii) in the absolute discretion of the Board (which discretion may be exercised in a particular case without regard to any other case or cases), at the time of the grant or thereafter, (A) by the withholding of shares of Stock issuable on exercise of the Option or the delivery to the Company of other

Stock owned by the Optionee, provided in either case that the Optionee has owned shares of Stock equal in number to the shares so withheld for a period sufficient to avoid a charge to the Company's reported earnings, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of Stock) with the person to whom the Option is granted or to whom the Option is transferred pursuant to section 5(e), or (C) in any other form of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement, or if less, the maximum rate permitted by law.

     (e) NONTRANSFERABILITY. An Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Optionee during his or her lifetime, whether by operation of law or otherwise, other than by will or the laws of descent and distribution applicable to the Optionee, and shall not be made subject to execution, attachment or similar process; provided that the Board may in its discretion at the time of approval of the grant of an Option or thereafter permit an Optionee to transfer an Option to a trust or other entity established by the Optionee for estate planning purposes, and may permit further transferability or impose conditions or limitations on any permitted transferability. Otherwise, during the lifetime of an Optionee, an Option shall be exercisable only by such Optionee.

     (f) CONDITIONS ON EXERCISE OF OPTIONS AND ISSUANCE OF SHARES.

          (i) SECURITIES LAW COMPLIANCE. The Plan, the grant and exercise of Options thereunder and the obligation of the Company to sell and deliver shares on exercise of Options shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, in the opinion of the Board. Shares shall not be issued on exercise of an Option until (1) the listing of such shares on any stock exchange on which the Stock may then be listed and compliance with all requirements of such exchange, and (2) the completion of any registration or qualification of such shares under any Federal or state law, including without limitation the Securities Act and the Exchange Act, or any rule or regulation of any government body which the Company determines in its sole discretion to be necessary or advisable.

          (ii) INVESTMENT REPRESENTATION. The Company may require any Optionee, or any person to whom an Option is transferred, as a condition of exercising such Option, to (1) give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall not apply if (A) the issuance of the Stock on the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (B) counsel for the Company determines as to any particular requirement that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, with the advice of its counsel, place such legends on stock certificates issued under the Plan as the Company deems necessary or appropriate to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Stock.

     (g) EXERCISE AFTER DEATH OF OPTIONEE. If an Optionee dies (i) while an Employee, Consultant or Director, or (ii) within three months after termination of the Optionee's Continuous Status as an Employee, Consultant or Director because of his or her Disability or retirement, his or her Options may be exercised (to the extent that the Optionee was entitled to do so on the date of death or termination) by the Optionee's estate or by a person who shall have acquired the right to exercise the Options by bequest or inheritance, but only within the period ending on the earlier of (1) one year after the Optionee's death (or such shorter or longer period specified in the Option Agreement, which period shall not be less than six months), or (2) the expiration date specified in the Option Agreement. If, after the Optionee's death, the Optionee's estate or the person who acquired the right to exercise the Optionee's Options does not exercise the Options within the time specified herein, the Options shall terminate and the shares covered by such Options shall revert to and again become available for issuance under the Plan.

     (h) EXERCISE AFTER TERMINATION OF OPTIONEE'S CONTINUOUS STATUS AS AN EMPLOYEE, CONSULTANT OR DIRECTOR AS A RESULT OF DISABILITY OR RETIREMENT. If an Optionee's Continuous Status as an Employee, Consultant or Director terminates as a result of the Optionee's Disability or retirement, and the Optionee does not die within the following three months, the Optionee may exercise his or her Options (to the extent that the Optionee was entitled to exercise them on the date of termination), but only within the period ending on the earlier of (i) six months after such termination (or such longer period specified in the Option Agreement), or (ii) the expiration of the term set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Options within the time specified herein, the Options shall terminate, and the shares covered by such Options shall revert to and again become available for issuance under the Plan.

     (i) NO EXERCISE AFTER TERMINATION OF OPTIONEE'S CONTINUOUS STATUS AS AN EMPLOYEE, CONSULTANT OR DIRECTOR OTHER THAN AS A RESULT OF DEATH, DISABILITY OR RETIREMENT. If an Optionee's Continuous Status as an Employee, Consultant or Director terminates other than as a result of the Optionee's death, Disability or retirement, all right of the Optionee to exercise his or her Options shall terminate on the date of termination of such Continuous Status as an Employee, Consultant or Director. The Options shall terminate on such termination date, and the shares covered by such Options shall revert to and again become available for issuance under the Plan.

     (j) EXCEPTIONS. Notwithstanding subsections (h), (i) and (j), the Board shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an Option beyond the expiration date of the term of such Option as set forth in the Option Agreement.

     (k) INCENTIVE STOCK OPTIONS. Each Option Agreement that provides for the grant of an Incentive Stock Option shall contain such terms and conditions as the Board determines to be necessary or desirable to qualify such Option as an Incentive Stock Option within the meaning of section 422 of the Code.

     (l) COMPANY'S REPURCHASE RIGHT. Each Option Agreement may, but is not required to, include provisions whereby the Company shall have the right to repurchase any and all shares acquired by an Optionee on exercise of any Option granted under the Plan, at such price and on such other terms and conditions as the Board may approve and as may be set forth in the Option Agreement. Such right shall be exercisable by the Company after termination of an Optionee's Continuous Status as an Employee, Consultant or Director, whenever such termination may occur and whether such termination is voluntary or involuntary, with cause or without cause, without regard to the reason therefor, if any.

 6. ADJUSTMENTS ON CHANGES IN STOCK.

     In the event of (a) a merger or consolidation in which the Company is not the surviving corporation, or (b) a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) any Options outstanding under the Plan shall continue in full force and effect. If any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to the merger or reverse merger. If the Company dissolves or is liquidated, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

 7. AMENDMENT OF THE PLAN.

     (a) The Board may from time to time amend or modify the Plan for any reason; provided that the Company will seek shareholder approval for any change if and to the extent required by applicable law, regulation or rule.

     (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to cause the Plan or Incentive Stock Options to comply therewith.

     (c) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment, unless the Optionee consents in writing.

 8. TERMINATION OR SUSPENSION OF THE PLAN.

     The Board may suspend or terminate the Plan at any time for any reason. Unless sooner terminated, the Plan shall terminate on the day prior to the tenth anniversary of the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the Company's shareholders. No Options may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the written consent of the Optionee.

 9. EFFECTIVE DATE OF THE PLAN.

     The effective date of the Plan shall be determined by the Board, subject to approval by the shareholders of the Company holding not less than a majority of the shares present and voting at an annual or special meeting or by written consent. Notwithstanding the foregoing, if the Plan is approved by the Board prior to such meeting or the giving of such consent, Options may be granted by the Board as provided herein subject to such subsequent shareholder approval.

10. WITHHOLDING TAXES.

     Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Stock shall be valued on the date the withholding obligation is incurred.

11. MISCELLANEOUS.

     (a) NO RIGHTS AS SHAREHOLDER. No Optionee, as such, shall have any rights as a shareholder of the Company.

     (b) NO RIGHTS TO CONTINUED EMPLOYMENT OR ENGAGEMENT. The Plan and any Options granted under the Plan shall not confer on any Optionee any right with respect to continuation of employment by the Company or any Subsidiary or engagement as a Consultant or Director, nor shall they interfere in any way with the right of the Company or any Subsidiary that employs or engages an Optionee to terminate the Optionee's employment or engagement at any time.

     (c) COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT. Beginning at such time as the Company first registers a class of equity securities under section 12 of the Exchange Act, the Company intends that the Plan shall comply in all respects with Rule 16b-3. If after such time any provision of this Plan is found not to be in compliance with Rule 16b-3, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Rule 16b-3, and the remaining provisions of the Plan shall continue in full force and effect without change. All transactions under the Plan after such time shall be executed in accordance with the requirements of section 16 of the Exchange Act and the applicable regulations promulgated thereunder.

                             WASTE CONNECTIONS, INC.
                          620 COOLIDGE DRIVE, SUITE 350
                            FOLSOM, CALIFORNIA 95630

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 24, 2000

        The undersigned holder of Common Stock of Waste Connections, Inc. ("WCI") acknowledges receipt of WCI's Proxy Statement dated March 31, 2000, and Annual Report to Stockholders for 1999. The undersigned revokes all prior proxies and appoints Ronald J. Mittelstaedt and Steven F. Bouck, and each of them, individually and with full powers of substitution and resubstitution, proxies for the undersigned to vote all shares of WCI Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 24, 2000 at 9:00 A.M., Pacific Time, at the Hyatt Regency, 1209 L Street, Sacramento, CA 95814, and any adjournment thereof, as designated on the reverse side of this Proxy Card.



THIS PROXY WILL BE VOTED ACCORDING TO THE SPECIFICATIONS YOU MAKE BELOW. IF YOU DO NOT SPECIFY BELOW BUT YOU DO SIGN AND DATE THIS PROXY CARD, THIS PROXY WILL

BE VOTED FOR THE PROPOSALS REFERRED TO IN (1) AND (2) BELOW, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM FACE OF CARD)

/x/ Please mark your votes as in this example.

THE WCI BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1.

1.       ELECTION OF DIRECTORS. Election of the following nominees as directors:

          Mr. Michael W. Harlan

         / /  FOR                         / /  WITHHOLD AUTHORITY

          Mr. William J. Razzouk

         / /  FOR                         / /  WITHHOLD AUTHORITY


THE WCI BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2.      OPTION PLAN PROPOSAL. To approve an amendment to WCI's 1997 Stock
        Option Plan to increase the number of shares reserved for issuance under that plan to 3,500,000.

         / /  FOR                 / /  AGAINST            / /  ABSTAIN


THE WCI BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

3. Ratification of Appointment of Ernst & Young LLP as independent accountants.

         / /  FOR                 / /  AGAINST            / /  ABSTAIN


4. OTHER BUSINESS. To transact such other matters as may properly come before the special meeting or any adjournments thereof.


         / /  AUTHORIZED                           / /  NOT AUTHORIZED

If you plan to attend the Annual Meeting of Stockholders, please mark the following box and promptly return this Proxy Card. / /

                     DATED:____________________________, 2000

                     ________________________________________
                     SIGNATURE OF STOCKHOLDER

                     ________________________________________
                     TITLE, IF ANY

                     ________________________________________
                     SIGNATURE OF STOCKHOLDER IF HELD
                     JOINTLY

                     ________________________________________
                     TITLE, IF ANY

PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY CARD. IF YOU HOLD SHARES JOINTLY, EACH STOCKHOLDER SHOULD SIGN. IF YOU SIGN AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE.

IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR AN AUTHORIZED OFFICER. IF THE SIGNER IS A PARTNERSHIP, PLEASE SIGN THE FULL PARTNERSHIP NAME BY AN AUTHORIZED PERSON. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED POSTAGE-PAID ENVELOPE.